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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in the Registration Statements (Nos. 2-69114; 2-77987; 2-77988; 2-85545; 2-94205; 33-24530; 33-52072; 33-52076;
33-63847; 33-64285; 333-21367; 333-31289; 333-31291; 333-45007; 333-45011;
333-69193; 333-71241; 333-71243; 333-71245; 333-88777; 333-88779; 333-34118;
333-35396; 333-52518; 333-74764; 333-75698; 333-105355; 333-116393) on Form S-8
of Applied Materials, Inc. of our report dated December 14, 2004 with respect to the consolidated balance sheet of Applied Materials, Inc. as of October 31, 2004, and the related statements of operations, stockholders' equity and cash flows for the year then ended and the related financial statement schedule, which report appears in the October 31, 2004 Annual Report on Form 10-K of Applied Materials, Inc.

/s/ KPMG LLP
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KPMG LLP
Mountain View, California
December 14, 2004